Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Lumexa Imaging Holdings, Inc. of our report dated May 9, 2025 relating to the financial statements of BTDI JV, LLP, which appears in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-291590) of Lumexa Imaging Holdings, Inc.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

December 12, 2025